Exhibit 99.1

Altiris Reports Preliminary Results for Fourth Quarter and

Fiscal Year 2006

Announces Acquisition Agreement with Symantec

SALT LAKE CITY – Jan. 29, 2007 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of service-oriented management solutions, today announced preliminary financial results for the fourth quarter and fiscal year 2006 ended December 31, 2006.

Altiris expects fourth quarter revenue and non-GAAP EPS results to be at the upper end of the Company’s previously stated guidance. On its third quarter earnings call, Altiris provided fourth revenue guidance of $57 to $61 million and non-GAAP net income per share at the mid-point of this range of $0.25, excluding approximately $5.5 million in amortization of intangibles and share-based compensation, and applying a normalized tax rate of 35 percent.

Altiris also expects fiscal year 2006 revenue and non-GAAP EPS results to be at the upper end of the Company’s previously stated guidance. Fiscal year 2006 guidance offered on the Company’s third quarter earnings call was revenue in the range of $226 to $230 million and non-GAAP EPS at the mid point of this range of $1.07.

In a separate release, Symantec Corp. (Nasdaq: SYMC) today announced it has signed a definitive agreement to acquire Altiris in an all-cash transaction for $33 per share of Altiris common stock. The transaction is valued at approximately $830 million, net of cash, and is subject to customary closing conditions including regulatory and Altiris stockholder approvals. The parties intend to consummate the transaction as soon as practicable, and currently anticipate that the closing will occur in the second calendar quarter of 2007.

Altiris will release final financial results for the fourth quarter and fiscal year ended December 31, 2006 immediately following the close of the market on Monday, February 5, 2007. The company will host a corresponding conference call and live webcast at 5 p.m. EST as detailed below.

Conference Call to Discuss Acquisition on Monday, January 29, 2007

There will be an analyst and investor conference call conducted by the management teams of both Symantec and Altiris to discuss the proposed transaction, today at 8:00 am EST/ 5:00 PST. The live discussion can be accessed by dialing 1-800-289-0572 or 1-913-981-5543, passcode 2924997##. A webcast of the Symantec/Altiris analyst and investor conference call will also be available on the Internet at www.symantec.com/invest and www.Altiris.com. There will be replay of the webcast available on the websites for those shareholders and analysts who are unable to listen to the live call.

. . . more

Earnings Conference Call Information for Monday, February 5, 2007

A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=131071&eventID=1456678 and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7 p.m. EST on Feb. 5, 2007 through Feb. 12, 2007, by dialing (888) 286-8010 and entering the passcode 52283458. Callers outside the US and Canada may access the replay by dialing (617) 801-6888 and entering the passcode 52283458##.

About Altiris

Altiris, Inc. is a leading provider of service-oriented management software that enables IT organizations to easily manage, secure and service heterogeneous IT assets. Flexible solutions from Altiris help IT align services to drive business objectives, deliver audit-ready security, automate tasks, and reduce the cost and complexity of management. For more information, visit www.altiris.com.

Additional Information

Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the merger, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.

Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the merger. A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning Altiris’ directors and executive officers is set forth in Altiris’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 26, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Altiris’ Investor Relations page on its corporate website at www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding expected revenue and non-GAAP net income per share results for the fourth quarter and fiscal year 2006 and the expected closing of Symantec’s acquisition of Altiris. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, changes to the preliminary financial results upon completion of our quarterly and fiscal year financial statements and associated audit, satisfaction of closing conditions to the Symantec transaction and such other risks as identified in our Annual Report on Form 10-K for the fiscal period ended December 31, 2005 and Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2006 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward looking statements. Altiris assumes no obligation to update any forward-looking statement contained in this press release.

Pro Forma Financial Measures

In this preliminary earnings release and during our corresponding conference calls and webcasts as described above, we plan to use and discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measures as required under the rules of the U.S. Securities and Exchange Commission. We compute non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force and stock-based compensation. In addition, we use a pro-forma tax rate of 35 percent.

Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries.

Investor Contact:	Media Contact:
Bradley Gittings	Rhett Glauser
Altiris, Inc.	Altiris, Inc.
801.734.5403	801.805.1131
bradley.gittings@altiris.com	rglauser@altiris.com